Exhibit 1.2


                      MERRILL LYNCH, PIERCE, FENNER & SMITH
                                  INCORPORATED

           PREFERREDPLUS CLASS A 8.00% TRUST CERTIFICATES SERIES ALL-1 PREFERREDPLUS CLASS B 0.207% TRUST CERTIFICATES SERIES ALL-1

                                 TERMS AGREEMENT
                                 ---------------

                                                             December 17, 2001


To:      Merrill Lynch Depositor, Inc.
         World Financial Center
         North Tower
         New York, New York 10281
         Attention: Barry N. Finkelstein


Ladies and Gentlemen:

         We understand that Merrill Lynch Depositor, Inc., a Delaware corporation (the "Company"), proposes to issue and sell 1,944,800 PreferredPLUS Class A 8.00% Trust Certificates Series ALL-1 (the "Class A Certificates") with a $25 Stated Amount per Class A Certificate and 1,944,800 PreferredPLUS Class B 0.207% Trust Certificates Series ALL-1 (the "Class B Certificates") with a notional principal amount of $25 per Class B Certificate, (the Class A Certificates and Class B Certificates collectively, the "Underwritten Securities").

         Subject to the terms and conditions set forth below and subject to the terms of the Purchase Agreement which are incorporated by reference herein, we offer to purchase the principal amount of Underwritten Securities at the purchase price set forth below.

         The Underwritten Securities shall have the following terms:

Title:  PreferredPLUS Trust Certificates Series ALL-1, offered in two classes
           (Class A Trust Certificates and Class B Trust Certificates)

Ratings:  BBB from Standard & Poor's and A3 from Moody's

Amount: 1,944,800 Class A Trust Certificates
           1,944,800 Class B Trust Certificates

Class A Trust Certificate Denominations: stated amount of $25 and integral multiples thereof

Class B Trust Certificate Denominations: notional principal amount of $25 and integral multiples thereof

Currency of payment: U.S. dollars

Distribution rate or formula: Holders of Class A Trust Certificates will be entitled to distributions at 8.00% per annum through February 3, 2027, unless the Class A Trust Certificates are redeemed or called prior to such date. Holders of Class B Trust Certificates will be entitled to distributions at 0.207% per annum through February 3, 2027, unless the Class B Trust Certificates are redeemed or called prior to such date.

Cut-off Date:  December 20, 2001

Distribution payment date: February 15 and August 15, commencing February 15,
2002

Regular record dates: As long as the Underlying Securities are represented by one or more global certificated securities, the record day will be the close of business on the Business Day prior to the relevant distribution payment dates, unless a different record date is established for the Underlying Securities. If the Underlying Securities are no longer represented by one or more global certificated securities, the distribution payment date will be at least one Business Day prior to the relevant distribution payment dates.

Stated maturity date:  February 3, 2027

Sinking fund requirements:  None

Conversion provisions:  None

Listing requirements: Class A Certificates listed on the New York Stock Exchange

Black-out provisions:  None

Fixed or Variable Price Offering: Fixed Price Offering

Class A Trust Certificate purchase price:  $25 per Class A Trust Certificate

Class B Trust Certificate purchase price:  $0.475 per Class B Trust Certificate

Form: Book-entry Trust Certificates with The Depository Trust Company, except in certain limited circumstances

Closing date and location: December 20, 2001, Shearman & Sterling, 599 Lexington Avenue, New York, New York

         Please accept this offer no later than 10:00 A.M. (New York City time) on December 17, 2001 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.

                                    Very truly yours,

                                    MERRILL LYNCH, PIERCE, FENNER & SMITH
                                             INCORPORATED

                                    By  /s/  Barry N. Finkelstein
                                        ----------------------------------------
                                             Authorized Signatory


Accepted:

MERRILL LYNCH DEPOSITOR, INC.


By  /s/  Barry N. Finkelstein
    --------------------------------
    Name:  Barry N. Finkelstein
    Title: President